UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2009

SPAR Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27824 (Commission File No.)	33-0684451 (IRS Employer Identification No.)

560 White Plains Road, Suite 210, Tarrytown, New York	10591
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 332-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 21, 2009, SPAR Group, Inc. (the “Corporation”), issued a press release (the “Press Release”) reporting that the Corporation had received a notice dated September 16, 2009 (the “Notice”), from the Nasdaq Stock Market, Inc. (“Nasdaq”), advising the Corporation of its failure to maintain a minimum closing bid price of $1.00 per share for its shares of Common Stock for the prior 30 consecutive business days as required by Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”).

The Notice provides that the Corporation has until March 15, 2010 (i.e., 180 days), as a grace period to regain compliance with the Bid Price Rule by maintaining a closing bid price of $1.00 per share for its Common Stock for a minimum of ten consecutive business days. If at anytime during the grace period the bid price of such stock closes at $1.00 per share or more for a minimum of ten consecutive business days, Nasdaq will provide the Corporation with written confirmation of compliance and the matter will be closed.

A copy of the full Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Report”).

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits:

99.1	Press Release from SPAR Group, Inc., dated September 21, 2009 (as filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPAR Group, INC.

Date: September 22, 2009	By:	/s/ James R. Segreto
James R. Segreto Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the SPAR Group, Inc., dated September 21, 2009, (as filed herewith).